UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Earliest Event Reported): October 26, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     On October 26, 2007, CytRx Corporation (“we,” “us,” “our,” “CytRx” or the “company”) entered into a letter of employment with John Y. Caloz, age 55, who will serve as our Chief Accounting Officer. Under his employment letter, Mr. Caloz is entitled to an annual base salary of $200,000, and is eligible to receive an annual bonus as determined by us in our sole discretion. In connection with entering into the employment letter, on October 26, 2007, we granted to Mr. Caloz under our 2000 Long-Term Incentive Plan a ten-year, nonqualified option to purchase 75,000 shares of our common stock at a price of $4.65 per share, which equaled the closing market price of our common stock on that date. The option will vest over a three-year period, with one-third of the option shares vesting on each of the first three anniversaries of the date of grant, provided that Mr. Caloz remains in our employ. Mr. Caloz’s employment may be terminated by him or us at any time. If we terminate his employment without cause (as defined), Mr. Caloz will be entitled to 26 weeks’ severance based upon his annual base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
	By:	/s/ Mitchell K. Fogelman
Mitchell K. Fogelman
Dated: October 31, 2007		Chief Financial Officer

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